Exhibit 99.1

Deer Consumer Products, Inc. Announces Record 2009 Financial Results, Anticipates Record Earnings Growth to Continue in 2010

- Revenue of $81.3 million, an increase of 86% from $43.8 million in 2008
- Net income of $12.4 million, an increase of 268% from $3.4 million in 2008
- Earnings Per Share (EPS) of $.53, an increase of 170% from EPS $0.20 in 2008 on a fully diluted basis
- Record revenue and net income significantly exceeded 2009 guidance
- Strong balance sheet, approximately $80 million in cash without long term debts
- Sufficient cash on hand to fund continued record growth in 2010
- Anticipates no bank or other credit borrowing needs
- Affirms 2010 revenue guidance of approximately $155 million and net income guidance of approximately $24 million from organic growth
- Anticipates favorable market environment for both global and China domestic markets to continue in 2010
- Non-deal road show scheduled through William Blair & Company, BMO Capital Markets and Lazard Capital Markets beginning on March 3

NEW YORK, March 2 /PRNewswire-FirstCall/ -- Deer Consumer Products, Inc. ("Deer") (Nasdaq: DEER) (website: http://www.deerinc.com/), one of the world's largest designers and OEM/ODM manufacturers of home and kitchen electronics marketing to both global and China domestic consumers, announced record 2009 financial results. Deer management will host an investor conference call today at 8:30 am EST.

Record 2009 Revenue:
2009 revenue was $81.3 million, an increase of approximately 86% compared to $43.8 million in 2008. Significant revenue increase was attributed to strong organic sales growth in core products, introduction of new products, and market share growth both globally and in the China domestic markets. Sales of company's proprietary "Deer" branded products reached record levels due to the company's marketing efforts in the China domestic markets. Strong consumer demand for high quality, "better lifestyle" products in our blenders and juicers product categories continued in 2009. China domestic sales in 2009 reached approximately 18% of total revenues, higher than the Company's previous estimate of 12% of China domestic market sales in 2009.

Record 2009 Earnings:
2009 net income was approximately $12.4 million and EPS was $.53 on a fully diluted basis, significantly higher than in 2008. Net income growth was largely attributed to increased organic sales growth and higher profit margins.

Affirms Record 2010 Revenue and Net Income Guidance:
Deer affirms 2010 revenue guidance of approximately $155 million, an estimated increase of approximately 91% from 2009. Deer also affirms 2010 net income guidance of approximately $24 million, an estimated growth of 100% from 2009. Deer anticipates significant sales expansion in the China domestic markets for "Deer" branded products in 2010 through broader market presence and distribution channels.

Strategic Position with Direct Access to the Vast Chinese Consumer Markets:
Despite the fact that China has the world's fastest growing small household appliance market, not a single global brand in this industry has any meaningful sales presence in China. Deer's fully integrated model of aligning strong cash position, product design, internal manufacturing and quality control, supply chain management and direct access to customers has helped establish Deer as an effective distribution platform for expanded product offerings in China's fast growing small household appliance industry.

Management Comments on 2009 Financial Performance:
Bill He, Deer's Chairman & CEO commented: "Deer management executed our 2009 growth strategies well and exceeded our stated revenue and net income guidance for 2009. Management's relentless focus on execution and sales expansion in 2009 provided a solid platform for our continued record growth in 2010. We are pleased with Deer's 2009 financial performance and the delivery of our financial targets promised to our shareholders."

Management Comments on 2010 Outlook:
Mr. He continued: "In 2010, Deer anticipates significant growth from domestic product sales. The Chinese consumers' appetite towards small household appliances has been increasing steadily despite the challenging global economy. Deer continues to believe positive consumer sentiment towards consumption and China's economic growth to remain high in 2010. We look forward to another year of record sales and earnings growth for Deer in 2010."

Non-Deal Road Show Schedule:
Beginning in New York on March 3, 2010, Deer's senior management team, led by Chairman & CEO Mr. Bill He, will conduct a 10 day, non-deal road show visiting with institutional investors in multiple cities throughout the U.S. The non-deal road show is arranged through the institutional sales desks at William Blair & Company, BMO Capital Markets and Lazard Capital Markets.

INVESTOR CONFERENCE CALL INSTRUCTIONS:
Date and time:  8:30 am U.S. Eastern Standard Time, March 2, 2010
U.S. toll free number:  1-866-543-6408
International direct dial-in:  617-213-8899
Conference passcode:  43992613

About Deer Consumer Products, Inc.
Deer Consumer Products, Inc. (http://www.deerinc.com/) is a NASDAQ Global Market listed U.S. registered public company headquartered in China. Deer has a 15-year operating business as well as a strong balance sheet. Supported by more than 103 patents, trademarks, copyrights and approximately 2,000 company-trained seasonal and full-time staff, Deer is a leading designer, ODM/OEM manufacturer and global marketer of quality small home and kitchen electric appliances. Deer's product lines include blenders, juicers, soy milk makers and a large variety of other home appliances designed to make today's lifestyles simpler and healthier. With more than 100 global clients/branded products such as Black & Decker, Ariete, Disney, Toastmaster, Magic Bullet, Back to Basics and Wal-Mart, and rapidly expanding China domestic market footprint, Deer has enjoyed rapid sales and earnings growth in recent years.

Safe Harbor Statement
All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Contact Information:
Corporate Contact:
Ms. Helen Wang, Corporate Secretary
Deer Consumer Products, Inc.
Tel: 011-86-755-86028285
Email: investors@deerinc.com

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$79,333,729	$2,782,026
Restricted cash	35,701	200,099
Accounts receivable, net	17,070,781	8,560,465
Advances to suppliers	3,299,107	5,015,479
Other receivables	213,487	489,286
Short term investments	-	29,340
Due from related party	-	331,267
Inventories	18,061,282	7,680,851
Other current assets	12,500	13,342

Total current assets	118,026,587	25,102,155

PROPERTY AND EQUIPMENT, net	11,325,999	11,291,202
CONSTRUCTION IN PROGRESS	3,724,337	892,897
INTANGIBLE ASSETS, net	394,684	404,125
OTHER ASSETS	20,073	39,689

TOTAL ASSETS	$133,491,680	$37,730,068

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,055,110	$8,968,088
Other payables	1,061,460	760,632
Unearned revenue	1,719,761	3,305,966
Accrued payroll	1,148,663	168,282
Short term loans	-	3,552,841
Advances from related party	-	274,805
Notes payable	6,212,911	3,155,348
Tax and welfare payable	862,332	1,533,013

Total current liabilities	24,060,237	21,718,975

LONG-TERM LOAN	-	733,500

TOTAL LIABILITIES	24,060,237	22,452,475

STOCKHOLDERS' EQUITY:
Common Stock, $0.001 par value; 75,000,000 shares authorized; 32,631,748 and 19,652,226 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	32,632	19,652
Additional paid-in capital	91,111,661	9,329,371
Development funds	1,185,859	542,701
Statutory reserve	2,371,718	1,085,403
Other comprehensive income	2,335,216	2,345,698
Retained earnings	12,394,357	1,954,768

Total stockholders' equity	109,431,443	15,277,593

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$133,491,680	$37,730,068

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Revenue	$81,342,680	$43,784,935

Cost of Revenue	61,176,610	34,125,019

Gross profit	20,166,070	9,659,916

Operating expenses
Selling expenses	3,555,547	2,854,946
General and administrative expenses	2,380,861	2,566,634

Total operating expenses	5,936,408	5,421,580

Income from operations	14,229,662	4,238,336

Non-operating income (expense):
Financing costs	(223,607)	(247,901)
Interest income	94,986	13,870
Interest expense	(122,299)	(310,762)
Other income (expense)	364,418	40,216
Realized loss on trading securities	-	(34,873)
Foreign exchange gain	138,284	959,943

Total non-operating income	251,782	420,493

Income before income tax	14,481,444	4,658,829

Income tax	2,112,382	1,302,045

Net income	12,369,062	3,356,784

Other comprehensive income
Foreign currency translation gain (loss)	(10,482)	1,041,966
Comprehensive Income	$12,358,580	$4,398,750

Weighted average shares outstanding:
Basic	22,782,200	16,985,460
Diluted	23,190,286	16,985,460

Earnings per share:
Basic	$0.54	$0.20
Diluted	$0.53	$0.20

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,369,062	$3,356,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,439,751	1,199,578
Amortization	9,435	18,723
Loss on disposal of fixed assets	-	351,257
Realized loss on short term investments	-	34,873
Stock based compensation	333,387	-
(Increase) / decrease in assets:
Accounts receivable	(8,512,633)	(7,821,066)
Other receivables	(5,019)	210,696
Inventories	(10,374,062)	(3,180,080)
Due from stockholder	-	1,454,375
Due from related party	331,064	(325,509)
Advances to suppliers	1,715,320	(1,965,833)
Tax rebate receivable	283,706	158,989
Other assets	18,100	215,234
Increase / (decrease) in current liabilities:
Accounts payable	4,084,515	6,205,438
Unearned revenue	(1,585,231)	3,175,324
Other payables	241,952	156,499
Due to related party	(274,636)	(795,427)
Accrued payroll	979,780	24,138
Tax and welfare payable	(670,270)	563,573

Net cash provided by operating activities	384,221	3,037,566

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,474,527)	(3,627,873)
Acquisition of intangible assets	-	(8,319)
Construction in process	(2,829,702)	(559,651)
Changes in restricted cash	164,297	276,966
Sale of short-term investments	29,322	79,984

Net cash used in investing activities	(4,110,610)	(3,838,893)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	3,055,687	2,969,781
Proceeds from issuance of short term loans	-	4,176,723
Proceeds from sale of common stock	93,578,000	-
Offering costs paid	(12,407,007)	-
Proceeds from exercise of warrants	290,890	-
Payment on short term loans	(3,550,661)	(5,656,331)
Payment on long term loans	(733,050)	-
Change in advance to shareholder, net	-	(535,367)
Change in advance to related party, net	-	270,028
Proceeds from issuance of long-term note	-	720,750

Net cash provided by financing activities	80,233,859	1,945,584

Effect of exchange rate changes on cash and cash equivalents	44,233	126,224

NET INCREASE IN CASH & CASH EQUIVALENTS	76,551,703	1,270,481

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	2,782,026	1,511,545

CASH & CASH EQUIVALENTS, ENDING BALANCE	$79,333,729	$2,782,026

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$119,996	$310,762

Income taxes paid	$567,226	$725,125

Settlement of receivable as a deemed dividend	$-	$3,134,979

CONTACT:  Corporate Contact: Ms. Helen Wang, Corporate Secretary, Deer Consumer Products, Inc., +86-755-86028285, investors@deerinc.com